Exhibit 3.21

Exhibit 3.21

Certificate of Incorporation

I, CINDY YVONNE JEFFERSON Deputy Registrar of Companies of the Cayman Islands DO HEREBY CERTIFY, pursuant to the Companies Law (Revised), that all the requirements of the said Law in respect of registration were complied with by

CBT FINANCE LIMITED

an Exempted Company incorporated in the Cayman Island with Limited Liability with effect from the 9th Day of August One Thousand Nine Hundred Ninety-Five

REGISTRAR OF COMPANIES

EXEMPTED

CAYMAN ISLANDS

Given under my hand and Seal at George Town in the Island of Grand Cayman this Ninth day of August One Thousand Nine Hundred Ninety-Five

Deputy Registrar of Companies, Cayman Islands, B.W.I.

MC-61093

Certificate of Incorporation on Change of Name

I DO HEREBY CERTIFY that

CBT FINANCE LIMITED

having by Special resolution dated 23rd day of April Two Thousand Four changed its name, is now incorporated under name of

Skillsoft Finance Limited

REGISTRAR OF COMPANIES

EXEMPTED

CAYMAN ISLANDS

Given under my hand and Seal at George Town in the Island of Grand Cayman this 23rd day of April Two Thousand Four

An Authorised Officer,

Registry of Companies,

Cayman Islands, B.W.I.